UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2009
BELK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (704) 357-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 7, 2009, Belk, Inc. (“Belk”) announced that Adam M. Orvos, Senior Vice President of Finance and Controller and Belk’s principal accounting officer, has been promoted to Executive Vice President, Human Resources, effective April 3, 2009.
Belk also announced that Rodney F. Samples, age 45, will become Vice President and Controller and principal accounting officer effective April 3, 2009. He joined Belk in June 2007 and has served as the Vice President Financial Reporting and Accounting since that time. Prior to joining Belk, Mr. Samples was employed by Saks Incorporated where he served as Vice President/Corporate Controller from 2001 to 2005 and Senior Vice President /Corporate Controller from 2005 to 2007. There are no material amendments to the compensation arrangements for Mr. Samples in connection with the appointment, and there are no family relationships or related party transactions required to be disclosed pursuant to Items 401(d) and 404(a) of Regulation S-K with respect to Mr. Samples.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELK, INC.
Date: January 13, 2009	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary